Exhibit (h)(2)(d)

Amendment to Amended and Restated Transfer Agency and Services Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of January 20, 2011 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on September 22, 2010, the reorganization of the Forward Large Cap Value Fund into the Forward Large Cap Growth Fund, effective January 20, 2011;

WHEREAS, the Board of Trustees of the Fund approved the name change of the Forward Large Cap Growth Fund to the Forward CorePlus Fund, effective January 20, 2011;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedule A- 2 – List of Portfolios;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A-2 – List of Portfolios. Schedule A-2 is replaced in its entirety with the attached Schedule A-2.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ J. Alan Reid, Jr.
Name: Jeremy O. May		Name: J. Alan Reid, Jr.
Title: President		Title: President

SCHEDULE A-2

To the Amended and Restated Transfer Agency Service Agreement

Fund Group II Portfolio and Classes List

As of January 20, 2011

Portfolio	Class of Shares
Forward Aggressive Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Balanced Allocation Fund	Investor Class Institutional Class Class A Class C

Forward CorePlus Fund	Investor Class Institutional Class Class Z

Forward Frontier MarketStrat Fund	Investor Class Institutional Class Class Z

Forward Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Growth & Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward High Yield Bond Fund	Investor Class Institutional Class Class C Class Z

Forward Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Income & Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward International Equity Fund	Investor Class Institutional Class Class Z

Forward Investment Grade Fixed Income Fund	Investor Class Institutional Class Class Z

Forward Mortgage Securities Fund	Investor Class Institutional Class Class C Class Z

Forward SMIDPlus Fund	Investor Class Institutional Class Class C Class Z

Forward Strategic Alternatives Fund	Investor Class Institutional Class Class Z

Forward U.S. Government Money Fund	Investor Class Institutional Class Class A Class C Class Z